Exhibit 10.2

                                AVRO ENERGY, INC.
                                213 East Arkansas
                                Vivian, LA, 71082
                                 (316) 734-4737
                              avroenergy@gmail.com


October 16, 2009

Fredco LLC
Vivian, Louisiana
Attn: Fred Sarkozi

Dear Sir:

This letter of agreement confirms an extension of an agreement signed September 9, 2009, for the purchase of 3 leases of the Muslow A, B, and C comprising 8 wells and equipment, and the Caddo Levee Board Lease comprising of 13 wells and equipment. Under the terms of the extension Avro will pay the Operator $35,000 on November 20, 2009 and an additional $35,000 on December 20, 2009.

AVRO ENERGY INC.

Per:

"Donny Fitzgerald"
Donny Fitzgerald


FREDCO LLC

Per:

"Fred Sarkozi"
Fred Sarkozi